Exhibit 10.21

EXECUTION COPY

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION IN REASONABLY ACCEPTABLE FORM AND SCOPE TO THE COMPANY OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION, QUALIFICATION OR OTHER SUCH ACTIONS ARE NOT REQUIRED UNDER ANY SUCH LAWS OR THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE OFFERING OF THIS WARRANT HAS NOT BEEN REVIEWED OR APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR BY ANY STATE’S SECURITIES ADMINISTRATOR. THIS WARRANT IS ALSO SUBJECT TO CERTAIN ADDITIONAL TRANSFER RESTRICTIONS PROVIDED FOR HEREIN.

Warrant No.	Dated: As of June 18, 2009

WARRANT

(A)    THIS IS TO CERTIFY THAT, for value received, BHC INTERIM FUNDING III, L.P., a Delaware limited partnership, or its registered assigns, (the “Holder”) is entitled to purchase from CORSAIR MEMORY, INC., a Delaware corporation (the “Company”), at any time on or after the date hereof and before 5:00 p.m. (New York time) on June 18, 2014, such number of shares of the Company’s common stock (the “Common Stock”) as shall equal, upon issuance, the Vested Percentage (as hereinafter defined) on the exercise date, multiplied by the total number of shares of Common Stock of all classes outstanding on a fully diluted basis after giving effect to the exercise of this Warrant and all other warrants, options and rights to acquire any shares of Common Stock and the conversion of all convertible securities (if any) theretofore issued by the Company (collectively, the “Aggregate Shares”), at a price (the “Exercise Price”) equal to $.55 per share payable as provided below. The shares of Common Stock issuable upon exercise of this Warrant are herein called the “Warrant Shares.”

(B)    This Warrant is the Warrant referred to in the Loan and Security Agreement (as hereinafter defined) and is issued pursuant to, and entitled to the benefits of, the Loan and Security Agreement as amended from time to time. Capitalized terms used and not otherwise defined in this Warrant shall have the meanings assigned to them in the Loan and Security Agreement.

(C)    Certain terms used in this Warrant are defined in Article VI.

(D)    For purposes of this Warrant, upon the funding by the Holder of the Term Loan, the “Vested Percentage” of the Aggregate Shares shall be determined as set forth below, subject to adjustment as provided in Article IV and Section (D)(v) below (all of the following percentages were calculated as if the Term Loan in the amount of Five Million Dollars ($5,000,000) had been advanced):

The Vested Percentage of the Aggregate Shares on the date hereof shall be two percent (2%), provided that:

	If the Term Loan is not paid in full on or prior to:	The Vested Percentage shall increase by:	Vested Percentage of the Aggregate Shares shall be:
(i)	June 8, 2011	0.25%	2.25%
(ii)	September 6, 2011	0.25%	2.50%
(iii)	December 5, 2011	0.50%	3.00%
(iv)	March 4, 2012	0.50%	3.50%

however, if on the Closing Date, the Term Loan is funded in an amount which is less than Five Million Dollars ($5,000,000), the Vested Percentage set forth above shall be reduced proportionately.

(v)

Notwithstanding the provisions of Sections (D)(i) through (iv) above, in the event that the Company pays any part of the principal of the Term Loan at any time, or from time to time, then each increase in the Vested Percentage occurring after such payment shall be reduced to a percentage equal to the product of (x) such increase (as calculated pursuant to Sections (D)(i) through (iv) above), multiplied by (y) a fraction, the numerator of which shall be equal to the then outstanding principal balance of the Term Loan and the denominator of which is Five Million Dollars ($5,000,000), rounded to the nearest thousandth of a percentage point.

ARTICLE I - EXERCISE OF WARRANT

1.1    Method of Exercise. To exercise this Warrant in whole or in part, the Holder shall deliver on any Business Day to the Company at its principal place of business (a) this Warrant, (b) a written notice in substantially the form of the Subscription Notice attached hereto, of the Holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased (which shall be a whole number of shares if for less than all the Warrant Shares then issuable hereunder), and (c) payment of the Exercise Price with respect to such Warrant Shares. Such payment may be made, at the option of the Holder, either (a) by cash, certified or bank cashier’s check or wire transfer in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant is being exercised or (b) by a “cashless exercise” of this Warrant, in which event the Holder shall receive from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus (ii) the number of Warrant Shares having an aggregate value determined by reference to the Fair Market Value of a share of Common Stock on the Business Day immediately prior to the date of such exercise, equal to the product of (x) the Exercise Price times (y) the number of Warrant Shares as to which this Warrant is being exercised.

The Company shall, as promptly as practicable and in any event within seven (7) days after receipt of such notice and payment, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the Warrant Shares so acquired. The certificate or certificates so delivered shall be in such denominations as may be specified in such notice, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of Warrant Shares, as of the date the aforementioned notice and payment is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to the Holder a new Warrant evidencing the right to purchase the remaining shares of Common Stock issuable under this Warrant, which new Warrant shall, in all other respects, be identical to this Warrant. The Company shall pay all expenses, stamp, documentary and similar taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants under this provision.

1.2    Warrant Shares to Be Fully Paid And Nonassessable. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, free of any restriction of any kind, and not subject to the terms and conditions of any current or future agreement among the Company’s stockholders.

1.3    Legend. Each certificate for Warrant Shares issued upon exercise of this Warrant, shall, unless at the time of exercise such shares are registered under the Securities Act, bear the following legend:

“This security has not been registered under the Securities Act of 1933 and may not be sold or offered for sale unless registered or qualified under said Act and any applicable state securities laws or unless the Company receives an opinion in reasonably acceptable form and scope to the Company of counsel reasonably satisfactory to the Company that registration, qualification or other such actions are not required under any such laws or that an exemption from such registration is available. The offering of this security has not been reviewed or approved by the United States Securities and Exchange Commission or by any state’s securities administrator. This security is also subject to certain additional transfer restrictions provided for in the Warrant the exercise of which resulted in the original issuance of this security, a copy of which restrictions shall be furnished to the holder hereof by the Company upon written request and without charge.”

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public offering pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of legal counsel selected by the Holder of such certificate (who may be an employee of such Holder) and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

1.4    Authorization; Capitalization. The Company has duly reserved, and will keep available for issuance upon exercise of this Warrant, the total number of Warrant Shares deliverable from time to time upon exercise of this Warrant in its entirety (assuming that the Obligations will be paid in full on or prior to the Maturity Date). In the event that adjustments contained in Recital (D) of this Warrant result in any adjustment of the number of shares of Common Stock issuable upon the exercise of this Warrant causing (i) the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, plus (ii) all shares of Common Stock issued and outstanding, plus (iii) all shares of Common Stock then issuable (y) upon the exercise of all outstanding options and (z) upon the exercise, conversion or exchange of all other outstanding securities which are exercisable for, convertible into or exchangeable for Common Stock, (the “Fully-Diluted Shares”), to exceed the total number of shares of Common Stock then authorized for issuance by the Company, the Company shall promptly take all corporate action necessary to authorize and reserve a sufficient number of shares of Common Stock to cover the exercise of all of this Warrant in full, including, without limitation, obtaining the necessary approvals of the Board of Directors and stockholders of the Company and filing the appropriate amendments to the Company’s certificate of incorporation. The Company will not, so long as this Warrant has not been fully exercised, change the par value of its Common Stock without the prior written consent of the Holder, not to be unreasonably withheld. The issuance of the Warrant Shares has been duly and validly authorized and, when issued and sold in accordance with this Warrant, the Warrant Shares will be duly and validly issued, fully paid and non-assessable. As of the date of issuance of this Warrant (the “Issuance Date”), the Company has issued and outstanding (i) 97,141,358 shares of Common Stock, and 3,399,948 shares of Common Stock are reserved for issuance upon exercise of this Warrant, and except for this Warrant, no options or warrants to acquire any Common Stock of the Company, and (ii) no other Common Stock or any securities exercisable for, convertible into or exchangeable for Common Stock or any rights, options or warrants to purchase any Common Stock or any securities exercisable for, convertible into or exchangeable for Common Stock are issued, outstanding authorized or reserved, other than those reserved for the Company’s employee stock option plan. Neither the issuance of this Warrant nor the issuance of the Warrant Shares upon exercise of this Warrant violates or conflicts or will violate or conflict with the Company’s Certificate of Incorporation or By Laws or any agreement to which the Company is a party or any Federal or State law.

ARTICLE II - TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANTS

2.1    Ownership of Warrant. The Company shall deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any Person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until due presentment of this Warrant for registration of transfer as provided in this Article II.

2.2    Transfer of Warrants. The Company agrees to maintain at its principal office the books for the registration of transfers of the Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Company, together with (i) a written assignment of this Warrant duly executed by the Holder or its duly authorized agent or attorney, with (if the Holder is a natural Person) signatures guaranteed by a bank or trust company or a broker or dealer registered with the NASD, provided, however, that (a) the Holder may not assign all or any part of this Warrant or the Warrant Shares to a competitor of the Company, and (b) the Holder may not assign all or any part of this Warrant or the Warrant Shares to any Person other than an Affiliate of the Holder without the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, (ii) funds sufficient to pay any transfer taxes payable upon such transfer, and (iii) an Investment Representation Letter executed by the proposed transferee. Upon surrender and, if required, such payment, the Company shall promptly execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment and shall issue to the assignor a new Warrant or Warrants evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. The Company shall permit the Holder to inspect the warrant registration books from time to time during normal business hours at the Company. The Holder shall pay all fees (including reasonable attorney’s fees), costs and expenses associated with any transfer of this Warrant requested by the Holder.

2.3    Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants upon presentment to the Company of this Warrant and of any Warrant or Warrants with which this Warrant is to be combined, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.2 above as to any transfer or assignment which may be involved in the division or combination, the Company shall promptly execute and deliver a new Warrant in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

2.4    Expenses of Delivery of Warrant. The Company shall pay all reasonable expenses, stamp, documentary and similar taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of the Warrants.

2.5    Representations of Holder. On the date hereof, the Holder shall sign an Investment Representation Letter substantially in the form of Exhibit A attached hereto, as the same may be amended from time to time to correspond to the definition of “accredited investor” under Regulation D promulgated under the Securities Act (an “Investment Representation Letter”). The Company shall not be required to transfer the Warrants in whole or in part to any Person who does not execute an Investment Representation Letter.

ARTICLE III - CERTAIN RIGHTS

3.1    Put Rights. The Holder shall have the right, but not the obligation, to put (“Put Option”) some or all of this Warrant or the Warrant Shares to the Company upon the earliest to occur of (a) the Maturity Date as set forth in the Loan and Security Agreement, (b) an Event of Default, (c) a Change of Control, (d) any event which has had or could reasonably be expected to have a Material Adverse Effect, or (e) the sale, liquidation or other disposition of the whole or a significant portion of the assets of, or equity in, the Company. The put price (the “Put Price”) shall be the Fair Market Value of the Vested Percentage of the Warrant Shares issuable upon exercise of this Warrant less the Exercise Price payable upon the exercise of the unexercised portion of this Warrant. For purposes of this Warrant, “Change of Control” means any of the following: (a) the failure of Andrew Paul to remain actively engaged in the management of the Company and to hold the positions held on the Closing Date, including as an officer and/or director; (b) the sale, assignment or other transfer of any Capital Stock in the Company if after the consummation of such sale, transfer, or disposition (or proposed sale, transfer, or disposition) for any reason other than the death or Disability of any of Andrew Paul, John S. Beekley or Don Lieberman: (i) Andrew Paul, John S. Beekley and Don Lieberman, collectively shall cease to own and/or to have the power to vote, at least fifty-one percent (51%) of the outstanding voting Capital Stock of the Company; and/or (ii) Andrew Paul, John S. Beekley and Don Lieberman, collectively shall otherwise cease to control, directly or indirectly, the Company; (c) the failure of the Company to own, directly or indirectly, one hundred percent (100%) (exclusive of any nominal amount of qualifying Capital Stock held by any members of the Board of the Company) of the Capital Stock of each of its Subsidiaries or (d) occupation of a majority of the seats on the Board of the Company by Persons who were not either (i) a member of the Board of the Company on the Closing Date and (ii) a Person nominated for election to and/or appointed as a member of the Board of the Company by a majority of the members of the Board at the time of such nomination or appointment who were either (x) members of the Board on the Closing Date or (y) nominated and/or appointed to the Board in accordance with this clause (ii).

(a)    The Put Option shall be exercised by written notice to the Company. The closing of the exercise of the Put Option shall be effected within thirty (30) days of the determination of Fair Market Value as finally determined pursuant to Sections 3.2 and 3.3 below, or, if no such determination needs to be made, then thirty (30) days from the date of the written notice. On the date scheduled for closing, the Put Price shall be payable to the Holder by the Company in cash, by certified check or by wire transfer, against delivery of the Certificate(s) representing the Warrants.

(b)    In the event that the Put Price is not paid by the Company on the date scheduled for closing, the Company shall, without further notice, be liable to pay interest on the Put Price at the rate of eighteen percent (18%) per annum from the date of exercise of the Put Option pursuant to Section 3.1(a) above to the date of payment, it being understood that the Warrant Shares shall be repurchased as at such date.

3.2    Determination of Fair Market Value. Subject to Section 3.3 hereof, each determination of Fair Market Value shall be made by the Company in accordance with the definition of the term Fair Market Value set forth in Article VI hereof. Upon each determination of Fair Market Value, the Company shall promptly give written notice thereof to all Holders, setting forth in reasonable detail (i) the transaction giving rise to the necessity for such determination (ii) the calculation of such Fair Market Value and (iii) the method and basis of determination thereof (the “Company Determination”). In the event Fair Market Value is determined with reference to subsection (i)(C) or (ii) of the definition of Fair Market Value, the Company’s Board of Directors shall make such initial determination within twenty-one (21) days of the event giving rise to the necessity for such determination.

3.3    Contest And Appraisal Rights.

(a)    If a Holder owning a majority in interest of the Warrants and/or Warrant Shares (collectively, an “Objecting Holder”) disagrees with the Company Determination and by notice to the Company given within twenty (20) days after receipt of notice of the Company

Determination (an “Appraisal Notice”) elects to dispute the Company Determination, such dispute shall be resolved as set forth in subsection (b) of this Section 3.3.

(b)    For a period of 10 days after the Appraisal Notice, the Company and the Objecting Holder shall negotiate in good faith to resolve their differences as to the determination of Fair Market Value. In the absence of a mutually satisfactory resolution within such 10-day period, the Company shall within five (5) days after the last day of such 10-day period engage an independent investment bank or other qualified appraisal firm reasonably acceptable to the Objecting Holder (the “Appraiser”) to make an independent determination of Fair Market Value (the “Appraiser Determination”). The Appraiser Determination shall be made within 20 days of the engagement of such Appraiser, shall be evidenced in a written report addressed to the Company and the Objecting Holder and shall be final and binding on the Company and the Objecting Holder. The costs of the Appraiser Determination shall be borne solely by the Company unless the Appraiser Determination is less than the Company Determination of the Fair Market Value, in which case such costs shall be borne solely by the Objecting Holder.

(c)    If the Company does not determine the Fair Market Value or an Appraiser Determination is not made, within the period specified in Section 3.2 above (or Section 3.3(b) above), as the case may be, then any Holder shall have the right to determine in good faith the Fair Market Value (the “Holder Determination”) which determination shall be final and binding upon the Company and the Holder(s). Upon each such determination, the Holder which has determined the Fair Market Value shall promptly give written notice of the Holder Determination to the Company setting forth in reasonable detail (i) the transaction giving rise to the necessity for such determination, (ii) the calculation of such Fair Market Value and (iii) the method and basis of determination thereof. Upon its receipt of the Holder Determination and related notice, the Company shall promptly send such determination and notice to all other Holders. The costs of making the Holder Determination shall be borne solely by the Company.

3.4    Financial Statements And Other Information. Promptly upon transmission thereof, the Company will deliver to each Holder copies of any and all financial statements, proxy statements, notices and other reports as it may send to its shareholders and copies of all registration statements and all reports which it files with the Commission (or any governmental body or agency succeeding to its functions).

3.5    Tag Along Rights. Upon the occurrence of an event that will give rise to a Change of Control, as described in clause (b) of the definition of Change of Control, no such Change of Control shall be made, closed, effected or registered on the books or records of the Company unless the proposed transferee shall irrevocably offer, in writing (“Proposed Transferee Offer”), to each Holder, to purchase all the Warrants from each Holder who desires to sell same at the same price, terms and conditions, as such proposed transferee has offered to purchase the shares of Common Stock of the Company to be sold and purchased in connection with the proposed Change of Control. The Holder shall have twenty-one (21) days from the receipt of the Proposed Transferee’s Offer in which to accept such Proposed Transferee’s Offer. If any Holder accepts the Proposed Transferee’s Offer, the closing of the sale of such Holder’s Warrants to the Proposed Transferee shall take place simultaneously with the consummation of the Change of Control transaction.

ARTICLE IV - REORGANIZATION, RECLASSIFICATION AND LIQUIDATION

4.1    Reorganization, Reclassification and Liquidation.

(a)    In the case of any reorganization or reclassification of the Aggregate Shares or in the case of any consolidation of the Company with, or merger of the Company with, another company or corporation, or in the case of any sale, lease or conveyance of all, or substantially all, of the property, assets, business and goodwill of the Company as an entity, or on the occurrence of any other Change of Control, the holder of this Warrant shall thereafter have the right upon exercise to purchase the kind and amount of shares of stock and Other Securities and property receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of Common Stock which the holder of this Warrant would have received had all Warrant Shares issuable upon exercise of this Warrant been issued immediately prior to such reorganization, reclassification, consolidation, merger or sale, at a price equal to the Exercise Price then in effect pertaining to this Warrant (the kind, amount and price of such stock and Other Securities to be subject to adjustment as herein provided).

(b)    In case the Company shall, at any time prior to the expiration of this Warrant and prior to the exercise thereof, dissolve, liquidate or wind up its affairs, the Holder shall be entitled, upon the exercise thereof, to receive, in lieu of the Warrant Shares which it would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to it upon such Warrant Shares, had it been the holder of record of the shares of Common Stock receivable upon the exercise of this Warrant on the record date for the determination of those entitled to receive any such liquidating distribution. After any such dissolution, liquidation or winding up which shall result in any distribution in excess of the Exercise Price provided for by this Warrant, the Holder may at its option exercise the same without making payment of the aggregate Exercise Price and in such case the Company shall upon the distribution to said Holder consider that the aggregate Exercise Price has been paid in full to it and in making settlement to said Holder, shall deduct from the amount payable to such Holder an amount equal to the aggregate Exercise Price.

(c)    In case the Company shall, at any time prior to the expiration of this Warrant and prior to the exercise thereof, make a distribution of assets (other than cash) or securities of the Company to its stockholders (the “Distribution”) the Holder shall be entitled, upon the exercise thereof, to receive, in addition to the Warrant Shares it is entitled to receive, the same kind and amount of assets or securities as would have been distributed to it in the Distribution had it been the holder of record of the shares of Common Stock receivable upon exercise of this Warrant on the record date for determination of those entitled to receive the Distribution. The Company shall give the Holder fourteen (14) days notice prior to setting the record date for any such Distribution.

4.2    Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of Common Stock (or Common Stock Equivalents) as a dividend or other distribution on outstanding Common Stock issued by the Company (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then

Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4.2.

4.3    Dilutive Issuance. If the Company, at any time while this Warrant is outstanding, shall: (a) offer, sell, or grant any option to any Person to purchase its Common Stock; (b) offer, sell or grant to any Person any right to reprice its Common Stock; or (c) otherwise dispose of or issue any Common Stock to any Person, other than the issuance of options and shares of Common stock at any time pursuant to any of the Company’s existing equity compensation plans; and in any case set forth in clauses (a), (b) and (c) at a price per share or effective per share of Common Stock less than the Exercise Price (such issuances collectively a “Dilutive Issuance”), as adjusted hereunder, then the Exercise Price shall be adjusted to equal the quotient obtained by dividing the aggregate consideration received or to be received by the Company with respect to the Dilutive Issuance by the number of shares of Common Stock subject to the Dilutive Issuance. If any adjustment to the Exercise Price is to be made pursuant to this paragraph, the Company shall give prompt notice thereof to the holder together with the adjustment calculation.

4.4    Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of Warrant Shares to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder and any Warrant agent of the Company (appointed pursuant to Section 6.5 hereof).

ARTICLE V - REGISTRATION RIGHTS

5.1    Incidental Registration. In the event that the Company consummates an IPO, then:

(a)    If the Company at any time proposes to register any of its securities under the Securities Act (other than by a registration on Form S-4 or S-8 or any successor or similar forms) whether for its own account or for the account of the holder or holders of any other shares of the Company’s Common Stock, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders’ rights under this Section 5.1. Upon the written request of any such holder made within twenty (20) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 5.1.

(b)    If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by this Section 5.1 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in this Section 5.1, use its commercially reasonable efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall inform the Company and holders of the Registrable Securities requesting such registration and all other holders of any Other Securities in respect of such underwritten offering, by letter of its belief that inclusion in such distribution of all or a specified number of the securities proposed to be distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such letter to state the basis of such belief and the approximate number of such Registrable Securities and such Other Securities which may be distributed without such effect), then the Company may, upon written notice to all holders of such Registrable Securities and holders of such Other Securities, reduce pro rata (if and to extent stated by such managing underwriter to be necessary to eliminate such effect) first the number of Registrable Securities that have been requested be included in such registration statement and second the number of Other Securities that have been requested be included in such registration statement so that the resultant aggregate number of such Registrable Securities and Other Securities so included in such registration, together with the number of securities to be included in the registration for the account of the Company, shall be equal to the number of securities stated in such managing underwriter’s letter.

5.2    Registration Procedures.

(a)    If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 5.1 above, the Company shall, as expeditiously as possible:

(i)    prepare and (within the later of forty-five (45) days after the end of the fiscal quarter of the Company within which requests for registration may be given to the Company or the date the Company files its quarterly report on Form 10-Q for such period provided that such 10-Q is filed on a timely basis taking into account all possible extension periods, except in the case where requests for registration may be given in the Company’s fourth fiscal quarter, in which case the filing shall be within the later of ninety (90) days after the end of such quarter or the date the Company files its annual report on Form 10-K for the Fiscal Year then ended, provided that such 10-K is filed on a timely basis taking into account all possible extension periods, or in any event within sixty (60) days after such request, unless such request is made during the Company’s fourth fiscal quarter, in which case the filing shall be within the later of ninety (90) days after the end of such quarter or the date the Company timely files its annual report on Form 10-K for the Fiscal Year then ended, file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act) and thereafter use its commercially reasonable efforts to cause such registration statement to become and remain effective; provided further that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; and provided further that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such counsel;

(ii)    prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the expiration of ninety (90) consecutive days after such registration statement becomes effective;

(iii)    furnish to each seller of Registrable Securities covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each such amendment and of copies of the prospectus contained in such registration statement supplement thereto (in each case including all exhibits), such number (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request in order to facilitate the Public Sale or other disposition of the Registrable Securities owned by such seller;

(iv)    use its commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under blue sky or similar laws of such jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(v)    use its commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(vi)    furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller and the underwriters, if any, of

(A)    an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration is in connection with an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to a majority in interest of such seller, and

(B)    a “comfort” letter, dated the effective date of such registration statement (and, if such registration is in connection with an underwritten public offering, a letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein);

(vii)    notify the holders of Registrable Securities and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

(A)    when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(B)    of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

(C)    of the issuance by the Commission of any stop order suspending the effectiveness of the registration or the initiation of any proceedings by any Person for that purpose; and

(D)    of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(viii)    notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company’s discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(ix)    make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

(x)    otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(xi)    make available for inspection by a representative of the holders of Registrable Securities participating in the offering, any underwriter participating in any disposition pursuant to the registration and any attorney or accountant retained by such selling holders or underwriter (each, an “Inspector”), all financial and other records, pertinent corporate documents and properties of the Company (the “Records”), and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration; provided that the Company shall not be required to comply with this subdivision (xi) if there is a reasonable likelihood, in the judgment of the Company, that such delivery could result in the loss of any attorney-client privilege related thereto; and provided further that Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (other than to any holder of Registrable Securities participating in the offering, and if disclosed to any such holder shall not be disclosed by such holder) unless (x) such Records have become generally available to the public or (y) the disclosure of such Records may be necessary or appropriate (A) to comply with any law, rule, regulation or order applicable to any such Inspectors or holder of Registrable Securities, (B) in response to any subpoena or other legal process or (C) in connection with any litigation to which such Inspectors or any holder of Registrable Securities is a party (provided that the Company is provided with reasonable notice of such proposed disclosure and a reasonable opportunity to seek a protective order or other appropriate remedy with respect to such Records);

(xii)    provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(xiii)    use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the

Common Stock is then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its commercially reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two reputable market makers to register as such with respect to such Registrable Securities with the NASD or alternatively to arrange for a reputable market maker to sponsor the Common Stock on the OTC Bulletin Board; and

(xiv)    use its commercially reasonable efforts to provide a CUSIP number for the Registrable Securities, not later than the effective date of the registration.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing for purposes of preparing the relevant registration statement and amendments and supplements thereto.

(b)    Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 5.2(a)(viii) above, such holder will forthwith discontinue such holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.2(a)(viii) above. In the event the Company shall give any such notice, the periods specified in Section 5.2(a)(ii) above shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by of Section 5.2(a)(viii) above.

(c)    If any such registration or comparable statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company, then such holder shall have the right to require, in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder.

(d)    Within five (5) days of (x) receipt of any written agreement, stop order, proceeding or notification referred to in Section 5.2(vii)(B), (C) and (D) above, or (y) the withdrawal of any underwriter(s), the Company shall notify the Holder in writing of such event, and the Holder shall thereupon have full and complete access to such underwriter(s) with respect to all matters and information of and concerning the Company in the possession of such underwriter(s).

5.3    Underwritten Offerings.

(a)    Each Holder of Registrable Securities agrees by acquisition of its Registrable Securities not to sell, make any short sale of, loan, grant any option for the purchase of, effect any Public Sale or distribution of or otherwise dispose of any equity securities of the Company, during the ten (10) days prior to and the one hundred eighty (180) days after the effective date of any registration statement filed pursuant to Section 5.1 above which involves an underwritten offering, except as part of such registered underwritten offering, whether or not such Holder participates in such offering, and except as otherwise permitted by the managing underwriter of such registered underwritten (if any), provided, that such “lock-up” period shall not be greater than the shortest lock-up period restricting other selling shareholders of the Company in such registration. Each Holder of Registrable Securities agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 5.3(b).

(b)    The Company agrees (x) not to sell, make any short sale of, loan, grant any option for the purchase of, effect any Public Sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the ten (10) days prior to and the ninety (90) days after the effective date of any registration statement filed pursuant to Section 5.1 above which involves an underwritten offering, except (i) as part of such registered offering, (ii) pursuant to registration statements on Form S-4 or S-8 or any successor or similar forms thereto or (iii) as otherwise permitted by the managing underwriter of such registered offering (if any), and (y) to use all reasonable efforts to cause each “affiliate” (as defined under Rule 144 promulgated under the Securities Act) and each holder of five percent (5%) or more of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company (other than in a public offering) to agree not to sell, make any short sale of, loan, grant any option for the purchase of, effect any Public Sale or distribution of or otherwise dispose of such securities during such period except as part of such registered underwritten offering; provided that no Holder of Registrable Securities included in any registered underwritten offering shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder’s intended method of distribution.

(c)    No Person may participate in any registered underwritten offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Person or a majority of the Persons entitled to approve such arrangements and (ii) completes and executes all agreements, questionnaires, indemnities and other documents (other than powers of attorney) required under the terms of such underwriting arrangements.

5.4    Indemnification.

(a)    The Company agrees to indemnify and hold harmless each Holder of Registrable Securities whose Registrable Securities are covered by any registration statement, its directors and officers and each other Person, if any, who controls such Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use in the preparation thereof. In addition, the Company shall indemnify any underwriter of such offering and each other Person, if any, who controls any such underwriter within the meaning of the Securities Act in substantially the same manner and to substantially the same extent as the indemnity herein provided to each indemnified party. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling Person and shall survive the transfer of such securities by such holder.

(b)    Each prospective seller of Registrable Securities hereunder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5.4) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereof, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. The amount payable by any prospective seller of Registrable Securities with respect to the indemnification set forth in this Section 5.4(b) in connection with any offering of securities will not exceed the amount of net proceeds received by such prospective seller pursuant to such offering.

(c)    Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 5.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 5.4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

(d)    If the indemnification provided for in the this Section 5.4 is unavailable to an indemnified party in respect of any expense, loss, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Holder or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the purchaser bear to the gain realized by the selling Holder or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company on the one hand and of the Holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the Holder or by the underwriter and parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the proviso contained in the first sentence of Section 5.4(a) above, and in no event shall the obligation of any indemnifying party to contribute under this Section 5.4(d) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 5.4(a) or Section 5.4(b) above had been available under the circumstances.

The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 5.4(d) were determined by pro rata allocation (even if the Holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 5.4(d), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.5    Rule 144. If the Company shall have filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the Securities Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

ARTICLE VI - DEFINITIONS

The following terms, as used in this Warrant, have the following meanings. Capitalized terms not otherwise defined shall have the same meanings as set forth in the Loan and Security Agreement:

“Affiliate” has the meaning set forth in the Loan and Security Agreement.

“Aggregate Shares” has the meaning set forth in paragraph (A) of this Warrant.

“Appraisal Notice” has the meaning set forth in Section 3.3(a) of this Warrant.

“Appraiser” has the meaning set forth in Section 3.3(b) of this Warrant.

“Appraiser Determination” has the meaning set forth in Section 3.3(b) of this Warrant.

“BHC” means BHC Interim Funding III, L.P., a Delaware limited partnership.

“Business Day” means any day excluding Saturday, Sunday and any day on which banking institutions located in New York are authorized by law or other governmental action to be closed, unless there shall have been an offering of Common Stock registered under the Securities Act, in which case “Business Day” means (a) if Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for business or (b) if Common Stock is not so listed or admitted to trading, a day on which the New York Stock Exchange is open for business.

“Change of Control” has the meaning set forth in Section 3.1 of this Warrant.

“Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Common Stock” has the meaning set forth in paragraph (A) of this Warrant.

“Company” has the meaning set forth in paragraph (A) of this Warrant.

“Company Determination” has the meaning set forth in Section 3.2 of this Warrant.

“Distribution” has the meaning set forth in Section 4.1(c) of this Warrant.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Exercise Price” has the meaning set forth in paragraph (A) of this Warrant.

“Fair Market Value” of:

(i)	a share of Common Stock as of any date of determination means:

(A)    if the Common Stock is traded on an exchange or is quoted on the NASDAQ National Market System, then the average of the closing or last sale prices, respectively, reported for the twenty (20) trading days ended immediately preceding the determination date; or

(B)    if the Common Stock is not traded on an exchange or on the NASDAQ National Market System but is traded in the over-the-counter market, then the mean of the average of the closing bid and asked prices reported for the twenty (20) trading days ended immediately preceding the determination date; or

(C)    in all other circumstances, the fair market value per share of the Common Stock as determined in good faith by the Board of Directors of the Company, or otherwise in accordance with Section 3.2 hereof (subject to Section 3.3 hereof);

(ii)

a Warrant or Warrant Shares as of any date of determination, means the amount determined in good faith by the Board of Directors of the Company or otherwise in accordance with Section 3.2 hereof (subject to Section 3.3 hereof);

disregarding in each case set forth in (i) and (ii) above, absence of liquidity or marketability or discount for a minority interest.

“Fiscal Year” means each twelve month period ending on the last day of December in each year.

“Fully Diluted Shares” has the meaning set forth in Section 1.4 of this Warrant.

“Holder” has the meaning set forth in paragraph (A) of this Warrant.

“Holder Determination” has the meaning set forth in Section 3.3(c) of this Warrant.

“Inspector” has the meaning set forth in Section 5.2(a)(xi) of this Warrant.

“Investment Representation Letter” has the meaning set forth in Section 2.5 of this Warrant.

“IPO” means (i) an initial public offering of the Common Stock in a primary offering pursuant to a registration statement on Form S-1, that yields net proceeds to the Company (after underwriting discounts and commissions) of at least $15,000,000, or (ii) a stock-for-stock merger, share exchange or other business combination between the Company and a corporation that files periodic reports with the Commission under the Exchange Act, provided that the market capitalization of the resulting entity exceeds $50,000,000.

“Issuance Date” has the meaning set forth in Section 1.4 of this Warrant.

“Loan and Security Agreement” means the Loan and Security Agreement, dated as of even date herewith, between the Company and BHC, as may be amended, restated, supplemented or otherwise modified from time to time.

“Material Adverse Effect” means a material adverse effect upon (a) the business operations, prospects, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, or (b) the ability of any Loan Party, as defined in the Loan and Security Agreement, to perform its material obligations under any Loan Document, as defined in the Loan and Security Agreement, or Holder, to enforce or collect any of the Obligations.

“NASD” means The National Association of Securities Dealers, Inc.

“NASDAQ” means The National Association of Securities Dealers, Inc. Automated Quotation System.

“Objecting Holder” has the meaning set forth in Section 3.3(a) of this Warrant.

“Other Securities” means with respect to any registration, any shares other than Registrable Securities.

“Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

“Projections” has the meaning set forth in Section 7.10(F) of this Warrant.

“Proposed Transferee Offer” has the meaning set forth in Section 3.5 of this Warrant.

“Public Sale” means any sale of capital stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any successor provision then in effect) adopted under the Securities Act.

“Put Option” has the meaning set forth in Section 3.1 of this Warrant.

“Put Price” has the meaning set forth in Section 3.1 of this Warrant.

“Records” has the meaning set forth in Section 5.2(a)(xi) of this Warrant.

“Registrable Securities” means any Aggregate Shares or Warrant Shares (whether outstanding or into which the Warrants are exercisable) until the date (if any) on which such Aggregate Shares or Warrant Shares shall have been transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force.

“Registration Expenses” means, other than underwriting discounts and commissions, all expenses incident to the Company’s performance of or compliance with Section 5.1 through Section 5.5 hereof, including (i) all registration, filing and NASD fees, (ii) all fees and expenses of complying with federal and state securities or blue sky laws, (iii) all word processing, duplicating and printing expenses, (iv) all messenger telephone and delivery expenses, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and “cold comfort” letters required by or incident to such performance and compliance, (vi) the fees and disbursements of any one counsel and any one accountant retained by the holder or holders of more than 50% of the Registrable Securities being registered, (vii) the fees and expenses of the “qualified independent appraiser” participating in an offering pursuant to Section 3 of The Schedule to the By laws of the NASD, (viii) premiums and other costs of policies of insurance (if any) against liabilities arising out of the public offering of the Registrable Securities being registered if the Company desires such insurance (ix) fees and expenses of other Persons retained by the Company, (x) internal expenses of the Company (including without limitation, all salaries and expenses of officers and employees of the Company performed legal or accounting duties), (xi) the expense of any annual audit, (xii) the fees and expenses of listing on any securities exchange, and (xiii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but not including underwriting discounts and commissions and transfer taxes, if any, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include (i) salaries of the Company personnel or general overhead expenses of the Company, (ii) auditing fees, (iii) premiums or other expenses relating to liability insurance required by underwriters of the Company or (iv) other expenses for the preparation of financial statements or other data, to the extent that any of the foregoing either is normally prepared by the Company in the ordinary course of its business or would have been incurred by the Company had no public offering taken place.

“Securities Act” means the Securities Act of 1933, as amended, and any successor Federal statute and the rules and regulations of the Securities and Exchange Commission (or its successors) thereunder, all as the same shall be in effect from time to time.

“Vested Percentage” has the meaning set forth in paragraph (D) of this Warrant.

“Warrant” means the Warrant(s) to purchase all or part of the Common Stock issued by the Company in connection with the Loan and Security Agreement.

“Warrant Shares” has the meaning set forth in paragraph (A) of this Warrant.

All references herein to “days” shall mean calendar days unless otherwise specified.

ARTICLE VII - MISCELLANEOUS

7.1    Notices. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Eastern standard time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by U.S. Mail, five (5) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

If to Company:	Corsair Memory, Inc. 46221 Landing Parkway Fremont, CA 94030 Attention: Nick Hawkins Facsimile: (510) 659-6951

With a copy to:	Reed Smith LLP 355 South Grand Avenue Suite 2900 Los Angeles, CA 90071-1514 Attention: Susan Alker, Esq. Facsimile: (213) 457-8080

If to Lender:	BHC Interim Funding III, L.P. 444 Madison Avenue, 25th Floor

New York, NY 10022 Attention: Gerald H. Houghton, Managing Partner Facsimile: (212) 753-7730

With a copy to:	Blank Rome LLP The Chrysler Building 405 Lexington Avenue New York, NY 10174 Attention: George N. Abrahams, Esq. Facsimile: (212) 885-5001.

7.2    Waivers; Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the prior written consent of the Company and a majority in interest of the Holders.

Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section shall be binding upon the holders of this Warrant upon each future Holder thereof and upon the Company. In the event of any such amendment, modification or waiver, the Company shall give prompt notice thereof to all Holders of this Warrant and, if appropriate, notation thereof shall be made on all Warrant thereafter surrendered for registration of transfer or exchange.

7.3    Governing Law. THIS WARRANT AND ALL MATTERS RELATED HERETO AND ARISING HEREFROM (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

7.4    Transfer; Covenants to Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant made by or on behalf of the Company or the Holder shall bind its successors and assigns, whether so expressed or not. This Warrant and all of the Holder’s rights hereunder, shall be transferable and assignable by the Holder hereof in whole, or from time to time in part, to any other Person, subject to the restrictions on transferability contained herein and under the applicable securities laws, provided however, that Holder may not assign its rights to a competitor of the Company and the provisions of this Warrant shall be binding upon the Company and its successors and assigns, provided that the Company may not assign this Warrant, its rights or obligations hereunder without the Holder’s prior written consent and inure to the benefit of the Holder hereof and its successors and assigns.

7.5    Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

7.6    Section Headings. The section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

7.7    Right to Specific Performance. The Company acknowledges and agrees that in the event of any breach of the covenants and agreements contained in this Warrant, the Holder would be irreparably harmed and could not be made whole only by the award of monetary damages. Accordingly, the Company agrees that the Holder, in addition to any other remedy to which the Holder may be entitled at law or equity, will be entitled to seek and obtain an award of specific performance of any of such covenants and agreements.

7.8    Consent to Jurisdiction. THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT, SUBJECT TO HOLDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS WARRANT, SHALL BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS WARRANT. IF THE COMPANY PRESENTLY IS, OR IN THE FUTURE BECOMES, A NONRESIDENT OF THE STATE OF NEW YORK, THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON THE COMPANY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY, AT THE COMPANY’S ADDRESS AS MOST RECENTLY NOTIFIED BY THE COMPANY IN WRITING TO THE HOLDER AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID.

7.9    Waiver Of Jury Trial. THE COMPANY AND HOLDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WARRANT. THE COMPANY AND HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS WARRANT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY AND HOLDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

7.10    Financial Statements and Other Reports. Until this Warrant has been fully exercised or has expired, the Company shall maintain, and shall cause each of its subsidiaries to maintain, a system of accounting, and keep such books, records and accounts (which shall be true and complete in all respects), as may be required or as may be necessary to permit the performance of an annual audit and the preparation of financial statements in accordance with GAAP, consistently applied. The Company and its Subsidiaries will deliver to Holder the financial statements and other reports described below until this Warrant has been fully exercised or has expired.

(A)    Monthly Financials. As soon as available and in any event within thirty (30) days after the end of each month, including, without limitation, each March, June, September and December, the Company will deliver (1) the consolidated balance sheet of the Company and each of its subsidiaries as at the end of such month, and the related consolidated statements of income, member’s or stockholder’s, as applicable, equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, (2) a schedule of the outstanding Indebtedness for borrowed money of the Company and each of its subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount thereof and the amount of accrued and unpaid interest with respect to such debt issue or loan and (3) a true and complete copy of any borrowing base certificate(s) as prepared for, and delivered to, the Company’s lender(s) during the applicable month.

(B)    Quarterly Financials. In addition to the relevant monthly financial statements referred to in Section 7.10(A) above, as soon as available and in any event within forty-five (45) days after the end of each quarter of each Fiscal Year, the Company and its subsidiaries will deliver the consolidated balance sheet of the Company and its subsidiaries, as adjusted in conformity with GAAP, as at the end of such period and the related consolidated statements of income, member’s or stockholder’s, as applicable, equity and cash flow for such quarter of such Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such quarter of such Fiscal Year.

(C)    Year-End Financials. In addition to the relevant monthly and quarterly financial statements referred to in Sections 7.10(A) and 7.10(B) above, as soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year, the Company and its subsidiaries will deliver to Holder: (1) the audited consolidated and unaudited consolidating balance sheet (if no audited consolidating balance sheet has been prepared) of the Company and its subsidiaries as at the end of such year and the related consolidated and consolidating statements of income, member’s or stockholder’s, as applicable, equity and cash flow for such Fiscal Year; (2) a schedule of the outstanding Indebtedness of the Company and its consolidated subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; and (3) a report with respect to the financial statements from KPMG or another firm of independent certified public accountants selected by the Company and reasonably acceptable to the Holder which report shall be unqualified as to going concern and scope of audit of the Company and its subsidiaries and shall state that (a) such financial statements present fairly the financial position of the Company and its subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and (c) that such accountants acknowledge that the Holder is relying on such statements.

(D)    Accountants’ Certification and Reports. Promptly upon receipt thereof, the Company will (i) deliver copies of all reports submitted to the Company and its consolidated subsidiaries made by their independent public accountants in connection with each annual, interim or special audit or review of the financial statements or financial controls of the Company and each of its subsidiaries made by such accountants, including the comment letter and all draft comment letters submitted by such accountants to management or any member or committee of the Company and its consolidated subsidiaries in connection with their annual, interim or special audit or review, and (ii) a certificate of the independent public accountants who performed such annual, interim or special audits or review, to the effect that, in making the examination necessary for the audits or review, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof.

(E)    Management Report. Together with each delivery of financial statements of the Company and its consolidated subsidiaries pursuant to subdivisions (A), (B) and (C) of this Section 7.10, the Company will deliver a management report: (1) describing the operations and financial condition of the Company and its consolidated subsidiaries for the month then ended and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials); and (2) setting forth in comparative form (x) the corresponding figures for such monthly and year-to-date (or yearly, if applicable) periods as set forth in the projections required pursuant to Section 7.10(F) below (the “Projections”) and (y) the corresponding figures for the corresponding monthly and year-to-date (or yearly, if applicable) period in the previous Fiscal Year, in each case setting forth the variances between the current figures and the corresponding figures from the applicable Projections and prior the Fiscal Year.

(F)    Projections. As soon as available and in any event on or prior to December 31 of each and every Fiscal Year of the Company, the Company and its consolidated subsidiaries shall deliver to Holder the projected consolidated and consolidating balance sheets and income and cash flow statements of the Company and its consolidated subsidiaries for each month of such Fiscal Year, each in reasonable detail, reporting the Company’s good faith projections and certified by the chief financial officer of the Company as being prepared in good faith on the basis of (i) assumptions, methods and tests reasonably believed by the Company to be reasonable at the time made and (ii) information reasonably believed by the Company to have been accurate based upon the information available to the Company at the time and identical to the projections used by the Company and its consolidated subsidiaries for internal planning purposes, together with a statement of underlying assumptions and such supporting schedules and information as Holder may in its discretion require.

(G)    Tax Returns. Within twenty (20) days after the filing thereof, the Company and its subsidiaries shall deliver to the Holder, a copy of the annual federal (and if requested by the Holder, state or other) tax return (and any amended return) of the Company and its subsidiaries, certified by the chief financial officer or chief executive officer of the Company to be accurate and complete in all respects.

7.11    Access to Accountants. Until this Warrant has been fully exercised or has expired, the Company, on behalf of itself and its subsidiaries, hereby irrevocably authorizes and directs all accountants and auditors employed by the Company and its subsidiaries at any time to exhibit and delivery to Holder upon Holder’s request copies of any of the financials statements, trial balances or other accounting records of any sort of the Company and its subsidiaries in the accountant’s or auditor’s possession (other than work papers or other proprietary information of such accountants or auditors), and to disclose to Holder any information such accountants or auditors may have concerning the financial status and business operations of the Company and its subsidiaries. The Company, on behalf of itself and its subsidiaries, hereby authorizes all governmental authorities to furnish Holder with copies of any reports or examinations requested by Holder relating to the Company and its subsidiaries. Notwithstanding the foregoing, Holder will attempt to obtain such information or material directly from the Company prior to requesting any such information from any such governmental authorities.

7.12    Inspection. Until this Warrant has been fully exercised or has expired, the Company and its subsidiaries shall, permit the Holder and any authorized representatives designated by the Holder to visit and inspect any of the properties of the Company and its subsidiaries, including its financial and accounting records, and in conjunction with such inspection, to make copies and take extracts therefrom, and to discuss its affairs, finances and business with its officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested.

7.13    Notice of Management Changes. Until this Warrant has been fully exercised or has expired, the Company and its subsidiaries shall provide notice to the Holder via e-mail and telephone to the managing partner of the Holder within one (1) Business Day following the occurrence of any of the following: any of Andrew Paul, Nicholas Hawkins, Don Lieberman, or John S. Beekley ceases to hold the respective office as an officer of the Company held by such individual as of the date hereof for whatever reason or ceases to exercise the rights and duties of such office. After such notice, the Company and its subsidiaries shall, within three (3) Business Days, provide written notice in accordance with Section 7.1 of this Warrant of any of the foregoing occurrences.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, all as of the day and year first above written.

CORSAIR MEMORY, INC.

By:

Name:
Title:

Accepted as of the day and year first above written:

BHC INTERIM FUNDING III, L.P.
By:	BHC Interim Funding Management III, L.P.,
its General Partner
By:	BHC Investors III, L.L.C.,
its Managing Member
By:	GHH Holdings III, L.L.C.

By:
Name:	Gerald H. Houghton
Title:	Managing Member

Signature Page to Warrant

SUBSCRIPTION FORM

(To be executed by the Registered Holder if he desires to exercise the Warrant)

TO:	Corsair Memory, Inc.

The undersigned hereby exercises the right to purchase:

(a)	the Warrant Shares covered by the attached Warrant;

(b)	Warrant Shares*

in accordance with the terms and conditions thereof, and herewith makes payment of the Exercise Price for such Warrant Shares in full.

Signature
Name:
Address:

Dated:

*	Delete (a) or (b), whichever is inapplicable.

ASSIGNMENT

(To be executed by the Registered Holder if he desires to exercise the Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto [                                             ] the right to purchase [    ] percent of the Warrant Shares of CORSAIR MEMORY, INC. evidenced by the within Warrant, and does hereby irrevocably constitute and appoint [                                             ] Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.

Signature
Address:

Dated:

In the Presence of:

EXHIBIT A

INVESTOR REPRESENTATION LETTER

Pursuant to this Investor Representation Letter (this “Agreement”), the undersigned (“Holder”) represents and warrants to Corsair Memory, Inc. (“Company”) as follows (Capitalized terms used, but not defined herein, have the meanings assigned to them in the Warrant dated as of June [    ], 2009 executed and delivered by the Company):

1.    Authority. Holder has all requisite power and authority to enter into this Agreement and perform Holder’s obligations hereunder. The execution, delivery and performance of this Agreement by Holder have been duly authorized by all necessary action, corporate, partnership, or otherwise, on the part of Holder. This Agreement has been duly executed and delivered by the Holder and is a legal, valid and binding agreement of Holder, enforceable against the Holder in accordance with its terms (except as enforceability may be limited by laws of bankruptcy or insolvency and general equitable principles).

2.    No Conflicts. The execution, delivery and performance of this Agreement by Holder will not conflict with or result in the breach of any term or provision of, or violate or constitute a default under any charter provision, bylaw, partnership agreement or similar organizational document of Holder, or under any agreement, instrument, order, judgment, decree, law or regulation to which the Holder is a party or by which Holder is in any way bound or obligated.

3.    Approvals. No permit, authorization, notice, consent or approval is required in connection with the execution, delivery or performance by Holder of this Agreement.

4.    Investment Representations.

(a)    Holder understands that the representations and warranties set forth in this Paragraph 4 are being provided to, and relied upon by, the Company to determine whether the Warrants and the Warrant Shares may be sold to Holder pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D thereunder and similar exemptions from applicable state securities laws.

(b)    Information contained herein as it relates to Holder is complete and accurate in all material respects and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with the offering and sale of securities as described in this Agreement.

(c)    Holder is acquiring the Warrants and the Warrant Shares for Holder’s own account, for investment and not with a view to the distribution.

(d)    Holder understands that the Warrants and the Warrant Shares have not been registered under the Securities Act or with any state authority, and that neither the Securities and Exchange Commission nor any state securities commission has approved any of the Warrants and the Warrant Shares or passed upon or endorsed the merits of the offering or sale of the Warrants and the Warrant Shares or confirmed the accuracy or determined the adequacy of any materials or information presented or made available to Holder in connection with this transaction, none of which has been reviewed by any federal, state or other regulatory authority.

(e)    Holder acknowledges that the documents, records, and books, including the Memorandum, pertaining to the investment in the Warrants and the Warrant Shares have been made available for inspection by Holder and, if requested, Holder’s attorney, financial advisor, accountant, purchaser representative or tax advisor (collectively, the “Advisors”), and that the Company has advised the undersigned to consult with Holder’s Advisors regarding the terms of this investment and suitability of the investment in light of Holder’s financial considerations and needs, and after due consideration, Holder has determined that the investment in the Warrants and the Warrant Shares is suitable.

(f)    Holder and Holder’s advisors have had the opportunity to obtain nay additional information necessary to verify the accuracy of the information contained in documents received or reviewed in connection with the purchase of the Warrants and the Warrant Shares and have had the opportunity to meet with representatives of the Company and to have them answer questions and provide additional information regarding the terms and conditions of this investment and the finances, operations, business and prospects of the Company deemed relevant by Holder, and any such questions have been answered and requested information provided to Holder’s full satisfaction.

(g)    Holder understands that Holder must bear the economic risk of an investment in the Warrants and the Warrant Shares indefinitely because none of the Warrants and the Warrant Shares may be sold, pledged or otherwise transferred unless subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from registration is available, and that each certificate or agreement representing the Warrants and the Warrant Shares issuable upon exercise of the Warrant will bear substantially the following legend until such restriction is no longer required by law:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION IN REASONABLY ACCEPTABLE FORM AND SCOPE TO THE COMPANY OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION, QUALIFICATION OR OTHER SUCH ACTIONS ARE NOT REQUIRED UNDER ANY SUCH LAWS OR THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE OFFERING OF THIS SECURITY HAS NOT BEEN REVIEWED OR APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE’S SECURITIES ADMINISTRATOR. THIS SECURITY IS ALSO SUBJECT TO CERTAIN ADDITIONAL TRANSFER RESTRICTIONS PROVIDED FOR IN THE WARRANT THE EXERCISE OF WHICH RESULTED IN THE ORIGINAL ISSUANCE OF THIS SECURITY, A COPY OF WHICH RESTRICTIONS SHALL BE

FURNISHED TO THE HOLDER HEREOF BY THE COMPANY UPON WRITTEN REQUEST AND WITHOUT CHARGE.

(h)    Holder has a sufficient net worth to sustain a loss of Holder’s entire investment in the Warrants and the Warrant Shares in the event such a loss should occur and Holder’s overall commitment to investments that are not readily marketable is not excessive in view of Holder’s net worth and financial circumstances.

(i)    Holder (including all partners and equity holders in the case of a Holder that is a corporation or partnership) is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act, with which Holder is familiar. Holder has initialed each of the following which is applicable to Holder:

(i)

Holder has significant prior investment experience, including investment in non-listed and non-registered securities, and is knowledgeable about investment considerations in start-up companies. Holder has such knowledge and experience in financial, tax, and business matters so as to enable Holder to utilize the information made available to Holder to evaluate the merits and risks of an investment in the Warrant and the Warrant Shares and to make an informed investment decision with respect thereto.

(ii)

Holder is a natural person who had individual income of more than $200,000 in each of the most recent two years or joint income with spouse in excess of $300,000 in each of the most recent two years and reasonably expects to reach that same income level for the current year. “Income” for purposes hereof should be computed as follows: individual adjusted gross income, as reported (or to be reported) on a federal income tax return, increased by (A) any deduction of long-term capital gains under Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”); (B) any deduction for depletion under Section 611 et. seq. of the Code; (C) any exclusion for interest under Section 103 of the Code; and (D) any losses of a partnership as reported on Schedule E of Form 1040). If a California resident, Holder’s investment in the Warrant and the Warrant Shares does not exceed ten percent (10%) of Holder and spouse’s joint net worth.

(iii)

Holder is a natural person whose individual net worth (i.e., total assets in excess of total liabilities) or joint net worth with spouse will at the time of purchase of the Warrant and the Warrant Shares be in excess of $1,000,000.

(iv)	Holder is not a natural person and Holder certifies that it is an “accredited investor” because it meets one of the additional qualifying conditions specified in Regulation D, which is specifically that Holder is:

(v)	Holder is a corporation or partnership and each of its shareholders or partners meets at least one of the following conditions:

(A) each shareholder or partner is a natural person who falls within at least one of the categories described in 4(i)(i) or (ii) above; or

(B) each shareholder or partner is a corporation, partnership or other entity which meets the description of at least one of the organizations described in 4(i)(i) above.

(vi)	Holder is a revocable trust established by its beneficiary and the grantor falls within one of the categories described in 4(i)(i) or (ii) above.

Dated:
(Signature)